Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the 2018 Inducement Equity Incentive Plan of Evofem Biosciences, Inc. of our report dated February 26, 2018, with respect to the financial statements of Evofem Biosciences, Inc. (formerly Neothetics, Inc.) included in its Annual Report (Form 10-K) for the year ended December 31, 2017, filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP

San Diego, California
August 2, 2018